Exhibit 99.1

Comverge Reports Third Quarter 2011 Financial Results
Norcross, GA., November 9, 2011 - Comverge, Inc. (NASDAQ: COMV), the leading provider of Intelligent Energy Management (IEM) solutions for Residential and Commercial & Industrial (C&I) customers, today announced its third quarter 2011 financial and operating results.

•	Five percent consolidated revenue growth year over year, on a comparable basis

•	Sales momentum continues with new wins in residential and C&I

•	Increased adoption of IntelliSOURCE, with 18 utilities now using Comverge's enterprise software platform

•	C&I expansion accelerated with a 75 percent year over year growth in facilities under management

•	Strong quarterly financial results, including gross margin expansion to 34 percent, $4.7 million of operating cash flow and continued progress on our expense reduction initiative

“We had another solid quarter, as we expanded gross margins and continued to demonstrate improved operating leverage in our business,” commented R. Blake Young, Comverge's president and chief executive officer. “We are gaining momentum in the market as evidenced by our recent contract wins, and we continue to grow our pipeline, which we believe provides a good foundation as we head into 2012. With our corporate consolidation initiative behind us, we are seeing greater efficiency in our operations, resulting in improved operating leverage as expenses are controlled and margins improve. Our residential and commercial and industrial businesses both continue to perform well and this revenue diversity is a strength of our business model.”
Financial Summary
Third quarter revenues for 2011 were $48.6 million compared to $51.7 million in the third quarter of 2010, a 6 percent decrease. The decrease in revenue is primarily related to $5.8 million in revenues from PJM capacity programs that were recognized in the second quarter of 2011, whereas all PJM capacity programs revenues were recognized in the third quarter of 2010. If all PJM capacity programs revenues were recognized in the third quarter 2011, revenue growth would have been 5 percent.
Gross margin for the third quarter of 2011 was 34 percent compared to 31 percent in the third quarter of 2010. The gross margin expansion was primarily the result of improved performance in residential turnkey and VPC programs.
Adjusted EBITDA for the third quarter of 2011 was $1.6 million compared to $1.0 million for the third quarter of 2010. Comverge defines adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, and non-cash stock compensation expense.
Net loss for the third quarter of 2011 was $0.9 million, or $0.04 per basic and diluted share, compared to a net loss of $1.4 million, or $0.06 per basic and diluted share for the third quarter of 2010.
Excluding stock-based compensation charges, amortization expense of acquisition-related assets, and change in acquisition-related deferred income taxes, non-GAAP net loss for the third quarter of 2011 was $0.2 million, or $0.01 per basic and diluted share, compared to a non-GAAP net income of $0.2 million, or $0.01 per basic and diluted share, for the same period in 2010.
Please refer to the financial schedules attached to this press release for reconciliation of GAAP to non-GAAP Adjusted EBITDA, net loss and net loss per share.
Payments from long-term contracts, which represent an estimate of total payments that Comverge expects to receive under long-term agreements with customers were $541 million for the third quarter 2011.

Annual Guidance
The company expects 2011 annual revenues to range from $136 to $141 million.
Business Highlights:

•
Comverge has made significant progress on the expense reduction initiative the company announced back in July and continues to expect that it will deliver more than $4 million in lower expenses on a full year run rate in 2012.

•	Tampa Electric selected IntelliSOURCE for its enhanced automated residential price response program.

•	Comverge reduced more than 16 gigawatt hours of electricity demand during the 2011 summer cooling season.

•
Duquesne Light Company, a leader in the transmission and distribution of electric energy in southwestern Pennsylvania, selected Comverge to help optimize residential and small commercial customers' summer peak energy usage.

•	C&I customers under management grew by 75 percent year over year.

•	Total megawatts (MW) under management as of September 30, 2011 and September 30, 2010 were as follows:

	September 30, 2011	September 30, 2010
Megawatts under long-term contracts, with regulatory approval*	736	910
Megawatts under open market programs	1,868	1,504
Megawatts to be provided under turnkey programs	690	690
Megawatts managed for a fee	437	437

Total megawatts	3,731	3,541

*In the third quarter of 2010, Comverge had 155 MW under a long-term contract with NV Energy that is no longer in effect for 2011.
Additional Information
Comverge will host a conference call to discuss its third quarter of 2011 financial and operational results at 4:30 p.m. (EST) on Wednesday, November 9, 2011. An earnings release will be issued after market close on the same day. To participate in the call, please dial 877-334-1969 or 760-666-3589 for international participants.
Additionally, the results will be reported in the Investor Relations section on Comverge's website at http://ir.comverge.com. An audio replay of the call will be available beginning November 9, 2011 at 7:30 p.m. and available until November 12, 2011 at 12:00 a.m. ET (midnight) by dialing in 855-859-2056 or 404-537-4306 for international participants and using conference code number 18367680. A replay of the call will be available online until November 8, 2012 at http://ir.comverge.com
Additional financial information can be found in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, which has been filed today with the Securities and Exchange Commission.
About Comverge
With more than 500 utility and 2,100 commercial customers, as well as five million deployed residential devices, Comverge brings unparalleled industry knowledge and experience to offer the most reliable, easy-to-use, and cost-effective intelligent energy management programs.  We deliver the insight and control that enables energy providers and consumers to optimize their power usage through the industry's only proven, comprehensive set of technology, services and information management solutions.  For more information, visit www.comverge.com.

Caution Regarding Forward Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release are not historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward looking statements include projected contracted revenues, projected regulatory changes or approvals, the amount of revenue and megawatts that will be generated by long-term contracts or open market programs, expected reductions in annual costs and expenses, corresponding future growth associated with the new initiative, expectations regarding achieving profitability in the future, updated guidance as to our projected financial results, and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this release involve a number of factors that could cause actual results to differ materially, including risks associated with Comverge's business involving our products, the development and distribution of our products and related services, regulatory changes or grid operator rule changes, regulatory approval of our contracts, economic and competitive factors, our key strategic relationships, and other risks more fully described in our Quarterly Report on Form 10-Q filed today. Comverge assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Regulation G Disclosure - Non-GAAP Financial Information
Non-GAAP financial measures are based upon our unaudited consolidated statements of operations for the periods shown, giving effect to the adjustments shown in the reconciliations set forth below. This presentation is not in accordance with, or an alternative for, U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, Comverge believes that non-GAAP reporting, giving effect to the adjustments shown in the reconciliations below, provides meaningful information and therefore uses it to supplement its GAAP reporting and internally in evaluating operations, managing and benchmarking performance. The Company has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations below, and to provide an additional measure of performance.

Contact:
Investor Relations
Jason Cigarran
VP, Marketing and Investor Relations
678-823-6784,
invest@comverge.com

SCHEDULE 1
COMVERGE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue
Product	$5,414	$5,798	$17,768	$16,553
Service	43,189	45,937	81,915	65,610
Total revenue	48,603	51,735	99,683	82,163
Cost of revenue
Product	4,397	4,588	14,214	12,594
Service	27,612	30,928	49,767	43,278
Total cost of revenue	32,009	35,516	63,981	55,872
Gross profit	16,594	16,219	35,702	26,291
Operating expenses
General and administrative expenses	10,410	10,496	31,803	27,808
Marketing and selling expenses	5,107	4,634	15,395	13,478
Research and development expenses	1,216	1,664	3,317	4,572
Amortization of intangible assets	106	536	579	1,608
Operating loss	(245)	(1,111)	(15,392)	(21,175)
Interest and other expense, net	612	214	2,264	567
Loss before income taxes	(857)	(1,325)	(17,656)	(21,742)
Provision for income taxes	18	55	51	170
Net loss	$(875)	$(1,380)	$(17,707)	$(21,912)

Net loss per share (basic and diluted)	$(0.04)	$(0.06)	$(0.71)	$(0.89)

Weighted average shares used in computation	24,914,085	24,718,710	24,861,031	24,638,815

SCHEDULE 2
COMVERGE, INC.
SEGMENT INFORMATION
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Residential Business	$16,764	$12,859	$50,850	$34,795
Commercial & Industrial Business	31,839	38,876	48,833	47,368
Total Revenue	$48,603	$51,735	$99,683	$82,163

Cost of Revenue:
Residential Business	$10,377	$8,933	$30,913	$23,438
Commercial & Industrial Business	21,632	26,583	33,068	32,434
Total Cost of Revenue	$32,009	$35,516	$63,981	$55,872

Gross Profit:
Residential Business	$6,387	$3,926	$19,937	$11,357
Commercial & Industrial Business	10,207	12,293	15,765	14,934
Total Gross Profit	$16,594	$16,219	$35,702	$26,291

SCHEDULE 3
COMVERGE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2011	2010
	(unaudited)
Assets
Cash and cash equivalents	$25,505	$7,800
Restricted cash	4,755	1,736
Marketable securities	—	27,792
Billed accounts receivable, net	18,709	14,433
Unbilled accounts receivable	16,691	17,992
Inventory, net	9,968	9,181
Deferred costs	4,871	1,712
Other current assets	1,251	2,056
Total current assets	81,750	82,702

Restricted cash	719	3,733
Property and equipment, net	26,460	22,480
Intangible assets, net	3,570	3,816
Goodwill	499	499
Other assets	464	927
Total assets	$113,462	$114,157

Liabilities and Shareholders' Equity
Accounts payable	$3,131	$8,455
Accrued expenses	27,808	17,375
Deferred revenue	14,040	5,821
Current portion of long-term debt	3,000	3,000
Other current liabilities	8,282	7,962
Total current liabilities	56,261	42,613

Deferred revenue	421	1,662
Long-term debt	24,000	21,750
Other liabilities	1,659	2,074
Total long-term liabilities	26,080	25,486

Common stock	25	25
Additional paid-in capital	265,101	262,226
Treasury stock	(325)	(257)
Accumulated deficit	(233,654)	(215,947)
Accumulated other comprehensive income (loss)	(26)	11
Total shareholders' equity	31,121	46,058
Total liabilities and shareholders' equity	$113,462	$114,157

SCHEDULE 4
COMVERGE, INC.
STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities
Net loss	$(875)	$(1,380)	$(17,707)	$(21,912)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	718	390	1,821	966
Amortization of intangible assets and capitalized software	448	709	1,268	2,121
Stock-based compensation	605	1,010	2,763	2,335
Other	304	521	1,232	1,022
Changes in operating assets and liabilities	3,464	(909)	7,493	5,565
Net cash provided by (used in) operating activities	4,664	341	(3,130)	(9,903)

Cash flows from investing activities
Change in restricted cash	(1,120)	(852)	(5)	362
Maturities/sales of marketable securities, net	—	3,259	27,724	12,314
Purchases of property and equipment	(3,150)	(1,849)	(9,152)	(5,765)
Net cash provided by (used in) investing activities	(4,270)	558	18,567	6,911

Cash flows from financing activities
Borrowings (repayment) of debt facility, net	3,750	(750)	2,250	(2,250)
Other	(18)	(185)	44	(431)
Net cash provided by (used in) financing activities	3,732	(935)	2,294	(2,681)

Effect of exchange rate changes on cash and cash equivalents	(26)	—	(26)	—
Net change in cash and cash equivalents	4,100	(36)	17,705	(5,673)
Cash and cash equivalents at beginning of period	21,405	10,432	7,800	16,069
Cash and cash equivalents at end of period	$25,505	$10,396	$25,505	$10,396

For Schedules 5 and 6, see footnote (1) Reconciliation of Non-GAAP Financial Measures to comparable U.S. GAAP measures which follows Schedule 6.

SCHEDULE 5
COMVERGE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO THE MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASURE
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net loss	$(875)	$(1,380)	$(17,707)	$(21,912)
Depreciation and amortization	1,166	1,099	3,089	3,087
Interest expense, net	711	235	2,300	592
Provision for income taxes	18	55	51	170
EBITDA	1,020	9	(12,267)	(18,063)
Non-cash stock compensation expense	605	1,010	2,763	2,335
Adjusted EBITDA	$1,625	$1,019	$(9,504)	$(15,728)

SCHEDULE 6
COMVERGE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO THE MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASURE
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net loss	$(875)	$(1,380)	$(17,707)	$(21,912)
Non-cash stock compensation expense	605	1,010	2,763	2,335
Amortization of intangible assets from acquisitions	103	532	570	1,596
Change in acquisition-related deferred income taxes	7	55	28	170
Non-GAAP net income (loss)	$(160)	$217	$(14,346)	$(17,811)

Net loss per share (basic and diluted)	$(0.04)	$(0.06)	$(0.71)	$(0.89)
Non-cash stock compensation expense	0.02	0.05	0.11	0.10
Amortization of intangible assets from acquisitions	—	0.02	0.02	0.06
Change in acquisition-related deferred income taxes	—	—	—	0.01
Non-GAAP net income (loss) per share (basic and diluted)	$(0.01)	$0.01	$(0.58)	$(0.72)

Weighted average shares used in computation (basic)	24,914,085	24,718,710	24,861,031	24,638,815

Weighted average shares used in computation (diluted)	24,914,085	25,047,449	24,861,031	24,638,815

(1) Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures
Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call or webcast to the most directly comparable financial measure prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The reconciliation for historic non-GAAP measures is provided herein on a quantitative basis.
The non-GAAP measures used in this earnings release and related conference call differ from GAAP in that they exclude certain expenses required by GAAP, such as depreciation, amortization, interest expense and stock-based compensation. The Company's basis for these adjustments is described below. Management uses these non-GAAP measures for internal reporting and forecasting purposes. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance.
Management uses these non-GAAP financial measures when evaluating the Company's operating performance and believes that such measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

·
EBITDA is a common alternative measure of performance used by investors, financial analysts and rating agencies to assess operating performance for companies in our industry. Depreciation is a necessary element of our costs and our ability to generate revenue. We do not believe that this expense is indicative of our core operating performance because the depreciable lives of assets vary greatly depending on the maturity terms of our VPC contracts. The clean energy sector has experienced recent trends of increased growth and new company development, which have led to significant variations among companies with respect to capital structures and cost of capital, which affect interest expense. Management views interest expense as a by-product of capital structure decisions and, therefore, it is not indicative of our core operating performance.

·
We define Adjusted EBITDA as EBITDA before stock-based compensation expense. Management does not believe that stock-based compensation is indicative of our core operating performance because stock-based compensation is the result of stock-based incentive awards which require a non-cash expense to be recorded in the financial statements. Management uses EBITDA and Adjusted EBITDA as part of internal reporting and forecasting and believes it is helpful in analyzing operating results.

·
We believe that the presentation of non-GAAP net loss, which is a measure that adjusts for the impact of stock-based compensation expense and amortization expense for acquisition-related assets, provides investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, is useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.

·
Although stock-based compensation is an important aspect of the compensation of our employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based award, and generally cannot be changed or influenced by management after the grant.

·
We do not acquire intangible assets on a predictable cycle. Amortization costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition, and in some cases, the remaining value of acquired intangibles and goodwill is decreased due to impairment charges. In addition to amortization expense, the Company records tax expense related to tax deductible goodwill, arising from certain prior acquisitions. These expenses generally cannot be changed or influenced by management after the acquisition.

These non-GAAP financial measures are not prepared in accordance with GAAP. These measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company's performance to that of other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net loss and net loss per share) and should not be considered measures of the Company's liquidity.